SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VIROLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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VIROLOGIC, INC.
345 Oyster Point Boulevard
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2003

To The Stockholders Of ViroLogic, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIROLOGIC, INC., a Delaware corporation (the “Company”), will be held on Wednesday, May 21, 2003, at 10:00 a.m. local time at 345 Oyster Point Boulevard, South San Francisco, California 94080 for the following purposes:

     (1)  To elect one Class III director to hold office until the 2006 Annual Meeting of Stockholders.

     (2)  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

     (3)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 15, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

KATHY L. HIBBS Secretary
South San Francisco, California April 21, 2003

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
Option/SAR Grants in Last Fiscal Year
AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES
EMPLOYMENT AND SEVERANCE AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*
CERTAIN TRANSACTIONS
DELIVERY OF THIS PROXY STATEMENT
OTHER MATTERS

VIROLOGIC, INC.
345 Oyster Point Boulevard
South San Francisco, CA 94080

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of ViroLogic, Inc., a Delaware corporation (“ViroLogic,” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 21, 2003, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 345 Oyster Point Boulevard, South San Francisco, California 94080. The Company intends to mail this proxy statement and accompanying proxy card on or about April 21, 2003 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Georgeson Shareholder (“Georgeson”). No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on April 15, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 2003 the Company had outstanding and entitled to vote 28,922,347 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and (with respect to proposals other than the election of directors) negative votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

     Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the opportunity to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program or another similar program, you may grant a proxy to vote those shares telephonically or via the Internet by following the instructions shown on the instruction form received from your broker or bank.

     The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders participating in these programs should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 345 Oyster Point Boulevard, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 23, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 22, 2004 nor earlier than the close of business on February 20, 2004. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Company’s Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

     The Board of Directors is presently composed of five members, which is the number of directors presently authorized. The class whose term of office expires in 2003 consists of one board seat. The nominee for election to fill this board seat, Dr. David H. Persing, is currently a director of the Company who was previously appointed as a director by the Board. Dr. Persing was selected by the Company’s Nominating Committee and his selection as a nominee was ratified and approved by the Board. If elected at the Annual Meeting, Dr. Persing would serve until the 2006 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that Dr. Persing should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Dr. Persing has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

     Set forth below is biographical information for Dr. Persing and each person whose term of office as a director will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

     David H. Persing, MD, PhD

     David H. Persing, MD, PhD, age 47, has served on the Company’s Board of Directors since December 2000. Dr. Persing received his BA degree in Biochemistry from San Jose State University, and his MD and PhD (Biochemistry and Biophysics) concurrently from the University of California, San Francisco. After completion of his residency in Clinical Pathology and fellowship training at Yale University in 1989, Dr. Persing was appointed to the medical and research staff of the Mayo Clinic, where he became Director of the Molecular Microbiology Laboratory and an Associate Professor at the Mayo Medical School. In August 1999, Dr. Persing became employed at Corixa Corporation, a research and development-based biotechnology company, where he is Vice President of Molecular Biology and Director of Diagnostics Development, as well as Medical Director of the Infectious Disease Research Institute, a non-profit organization with principal support from the Bill and Melinda Gates Foundation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF THE NAMED NOMINEE.

Directors Continuing in Office Until the 2004 Annual Meeting

     William Jenkins, MD

     William Jenkins, MD, age 55, has served on the Company’s Board of Directors since September 2000. Dr. Jenkins has been a consultant and advisor to pharmaceutical companies and investment and venture capital firms in the health sector since 1999. From 1997 to 1999, he served as Head of Clinical Development and Regulatory Affairs for Ciba-Geigy, and later for post-merger Novartis Pharma AG. Prior to that, Dr. Jenkins was head of worldwide clinical research at Glaxo and a Deputy Head in the U.K. Drug Regulatory Agency. Dr. Jenkins is a member of the Board of Directors of Tanox, Inc., BTG plc, Nicholas Piramal India Limited, and Eurand Pharmaceutical Holdings B.V. Dr. Jenkins received his MD from Cambridge University and has a specialist accreditation in internal medicine and gastroenterology.

     William D. Young

     William D. Young, age 58, has served as the Company’s Chief Executive Officer since November 1999 and has served as the Chairman of the Board since May 1999. From March 1997 to October 1999, Mr. Young was Chief Operating Officer at Genentech, Inc., a biotechnology company. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and held various positions prior to becoming COO. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. Mr. Young is a member of the Board of Directors of IDEC Pharmaceuticals, Inc. and VaxGen, Inc. He received his BS in chemical engineering from Purdue University and his MBA from Indiana University.

Directors Continuing in Office Until the 2005 Annual Meeting

     Edmon R. Jennings

     Edmon R. Jennings, age 56, has served on the Company’s Board of Directors since May 2001. Since February 2000, Mr. Jennings has been Chief Commercialization Officer at Pain Therapeutics, Inc., a medical research and development company. From 1985 to 2000 Mr. Jennings held senior management positions at Genentech, Inc., including Vice President of Corporate Development, Vice President of Sales and Marketing and Vice President of Sales. Prior to Genentech, for twelve years Mr. Jennings held positions with Bristol-Myers Oncology and Bristol Laboratories, both of which were divisions of Bristol-Myers (now Bristol-Myers Squibb), a pharmaceutical company. Mr. Jennings received his BA in liberal arts from the University of Michigan at Ann Arbor.

     Cristina H. Kepner

     Cristina H. Kepner, age 56, has served on the Company’s Board of Directors since May 1996. Ms. Kepner is Advisor at Invemed Associates LLC, an investment banking firm. From 1978 to December 2000, Ms. Kepner was a Director, Executive Vice President and Corporate Finance Director at Invemed Associates LLC. Ms. Kepner serves on the Board of Directors of Quipp, Inc. and Cepheid. She received her BA from Pace University.

Board Committees and Meetings

     During the fiscal year ended December 31, 2002, the Board of Directors held eleven meetings and acted by unanimous written consent two times. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors of the Company oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. Among other responsibilities, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the terms of the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; determines and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the review of the Company’s quarterly financial statements. During 2001 and until March 2002, the Audit Committee was composed of three outside directors: Cristina H. Kepner (Chair), Anders Hove and William Jenkins. From March 2002 through the date of this Proxy Statement, three directors comprised the Audit Committee: Cristina H. Kepner (Chair), William Jenkins and Edmon R. Jennings. The Audit Committee met seven times during the fiscal year ended December 31, 2002. All members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards). Effective in 2002, the Audit Committee revised its written charter, which was then approved by the Board of Directors. This revised Audit Committee Charter is attached as Appendix A to these proxy materials.

     The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is composed of three outside directors: William Jenkins (Chair), Cristina H. Kepner and David H. Persing. The Compensation Committee met two times during the fiscal year ended December 31, 2002. The Company also has a Non-Officer Stock Option Committee, which may award stock options to employees who are not officers in amounts up to 35,000 shares per year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors and its various committees, and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. During 2001 and until March 2002, the Nominating Committee was composed of two directors: Cristina H. Kepner (Chair) and Anders Hove. From March 2002 through the date of this Proxy Statement, the Nominating Committee consisted of Cristina H. Kepner and Edmon R. Jennings. The Nominating Committee acted by unanimous written consent one time during the fiscal year ended December 31, 2002.

     During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

Report of the Audit Committee of the Board of Directors*

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. Three directors comprise the Audit Committee: Cristina H. Kepner (Chair), William Jenkins and Edmon R. Jennings.

     Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

     The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm’s independence.

     Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of ViroLogic, Inc.:

Cristina H. Kepner (Chair) William Jenkins, MD Edmon R. Jennings

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditor Fee Information

     Audit Fees

     Fees for audit services totaled approximately $0.2 million in both 2002 and 2001, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and other SEC filings.

     Audit-Related Fees

     There were no fees for audit-related services in 2002 and 2001.

     Tax Fees

     Fees for tax services, including tax compliance and tax advice, totaled approximately $29,000 in 2002 and $28,000 in 2001.

     All Other Fees

     There were no fees for other services not included above in 2002 and 2001.

     The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the ownership of the Common Stock as of February 12, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

     Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security and warrants if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days of February 12, 2003. Some of the information with respect to beneficial ownership has been furnished to the Company by each director, officer or 5% or more stockholder, as the case may be. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on the information each of them has given to the Company, have sole investment and voting power with respect to their shares, except where community property laws may apply.

     This table lists applicable percentage ownership based on 28,316,707 shares of Common Stock outstanding as of February 12, 2003. This number does not include 21,316,707 shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock and Series C Preferred Stock, each of which are non-voting. Options and warrants to purchase shares of the Common Stock that are exercisable within 60 days of February 12, 2003, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Shares underlying options, warrants and convertible securities that are deemed beneficially owned are listed in this table separately in the column labeled “Shares Subject to Options, Warrants and Convertible Securities.” These shares are included in the number of shares listed in the column labeled “Total Number.”

	Shares Beneficially Owned (1)

		Shares
		Subject to
		Options,
		Warrants and	Percent of Class
	Total	Convertible	Beneficially
Name of Beneficial Owner	Number	Securities	Owned

Zesiger Capital Group (2)	4,620,364	1,582,854	15.5%
Biotech Growth S.A.(3)	4,243,306	638,302	14.7%
Pfizer Ireland Pharmaceuticals (4)	2,608,695	—	9.2%
William D. Young	733,423	560,415	2.5%
Christos J. Petropoulos, PhD	180,768	92,119	*
Nicholas S. Hellmann, M.D.	170,128	77,042	*
Karen J. Wilson	101,001	87,082	*
Cristina H. Kepner	76,537	40,687	*
Kathy Hibbs	74,395	69,999	*
William Jenkins, MD	38,541	38,541	*
David H. Persing, MD, PhD	36,458	36,458	*
Edmon R. Jennings	24,780	23,680	*
All directors and executive officers as a group (11 persons) (5)	1,611,549	1,153,990	5.5%

*	Represents beneficial ownership of less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated, the address of each person in this table is c/o ViroLogic, Inc., 345 Oyster Point Boulevard, South San Francisco, California 94080.

(2)	Total number of shares beneficially owned includes 532,689 shares acquirable upon exercise of outstanding warrants and 1,050,165 shares acquirable upon conversion of outstanding shares of the Company’s Series C Convertible Preferred Stock. These shares are held by entities for whom Zesiger Capital Group acts as an investment advisor. None of these entities holds 5% or more of the total number of shares outstanding. Zesiger Capital Group disclaims beneficial ownership of all 4,620,364 shares. The business address for Zesiger Capital Group is 320 Park Avenue, New York, NY 10022.

(3)	Total number of shares beneficially owned includes 3,605,004 shares held by Biotech Growth N.V. (“BioGrowth”), Biotech Target N.V. (“BioTarget”) and BB Biotech AG (“BB Biotech”). Also includes 199,705 shares that BioGrowth may acquire on or before April 13, 2003 upon the exercise of warrants, and 438,597 shares that BioTarget may acquire on or before April 13, 2003 upon the exercise of warrants. BioGrowth and BioTarget are fully-owned subsidiaries of BB Biotech. The business address for the above three entities is c/o Bellevue Asset Management AG, Grafenauweg 4, CH-6301 Zug, Switzerland.

(4)	The business address for Pfizer Ireland Pharmaceuticals is Pottery Road, Dun Laoghaire, County Dublin, Ireland.

(5)	Includes 175,518 shares beneficially owned as of February 12, 2003 by two executive officers not listed separately in the table above (of which 127,967 are shares that may be acquired by these two executive officers on or before April 13, 2003, by exercising vested stock options they hold).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements were complied with.

Equity Compensation Plan Information

     The following table sets forth certain information as of December 31, 2002 regarding our equity compensation plans:

			Number of Securities
			Remaining Available for
		Weighted-average	Future Issuance under
	Number of Securities to be	Exercise Price of	Equity Compensation
	Issued upon Exercise of	Outstanding	Plans (excluding
	Outstanding Options,	Options, Warrants	securities reflected
Plan Category	Warrants and Rights	and Rights	in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,464,968	$4.11	2,719,392
Equity compensation plans not approved by security holders	500,000 (1)	$3.14	—
Total	3,964,968	$3.99	2,719,392

(1)	Consists of non-statutory stock options granted to William D. Young outside of the Company’s 2000 Equity Incentive Plan pursuant to the terms of an employment agreement between Mr. Young and the Company described below in “Executive Compensation.”

EXECUTIVE COMPENSATION

Compensation of Directors

     Each non-employee director of the Company receives a fee of $1,500 for each Board of Directors meeting attended and a fee of $500 for each committee meeting attended by committee members. In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $48,500. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     All directors of the Company are eligible to participate in the Company’s 2000 Equity Incentive Plan. In June 2000, the Board adopted a policy pursuant to which it grants stock options to its non-employee directors on an annual basis. During the fiscal year ended December 31, 2002, the Company granted five of the Company’s non-employee directors options to purchase up to an aggregate of 50,000 shares of the Common Stock.

     These options vest monthly over a one-year period; provided that the vesting may accelerate and all shares subject to the options may become immediately exercisable in the event of a change in control of the Company.

Compensation of Executive Officers

     Summary of Compensation

     The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

							Long Term
		Annual Compensation					Compensation

							Awards
						Other Annual	Securities	All Other
		Salary		Bonus		Compen-	Underlying	Compensa-
Name and Principal Position	Year	($)		($)		sation($)	Options/SARs (#)	tion ($) (2)

William D. Young	2002	326,154		—			170,000	2,750
Chief Executive Officer	2001	330,000		—	(1)		267,500 (3)	2,625
	2000	300,000		60,000
Nicholas S. Hellmann, MD	2002	203,538		—			25,000	2,750
Vice President, Clinical	2001	210,000		—	(1)	50,788 (4)	71,250 (5)	2,625
Research	2000	190,027		35,000
Christos J. Petropoulos, PhD	2002	188,538		—			30,000	2,599
Vice President, Research and	2001	190,000		—	(1)	7,878 (6)	76,250 (5)	2,123
Development	2000	160,055		35,000
Karen J. Wilson	2002	183,577		—			25,000	2,750
Vice President, Chief Financial	2001	183,827	(7)	—	(1)		126,250 (5)	2,625
Officer
Kathy Hibbs	2002	183,577		—			25,000	2,750
Vice President, General Counsel	2001	128,788	(8)	—	(1)		107,500 (9)

(1)	In the first half of 2002, the Company expected to pay to each of the Named Executive Officers a cash bonus for services performed in 2001, although the Named Executive Officers had agreed to the deferral of consideration for such bonuses. The 2001 cash bonuses were contingent upon final approval by the Compensation Committee, which did not occur.

(2)	Consists of the Company’s matching payments under its 401(k) plan in the form of shares of Common Stock of the Company.

(3)	Includes options to purchase up to 52,500 shares of Common Stock which were granted in 2002 in recognition of services performed during 2001.

(4)	Consists of loan forgiveness in the amount of $50,788.

(5)	Includes options to purchase up to 26,250 shares of Common Stock which were granted in 2002 in recognition of services performed during 2001.

(6)	Consists of loan forgiveness in the amount of $7,878.

(7)	Ms. Wilson joined the Company and became an executive officer on January 3, 2001. Her annualized salary in 2001 was $185,000.

(8)	Ms. Hibbs joined the Company and became an executive officer on April 16, 2001. Her annualized salary in 2001 was $185,000.

(9)	Includes options to purchase up to 22,500 shares of Common Stock which were granted in 2002 in recognition of services performed during 2001.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 2000 Equity Incentive Plan. As of February 28, 2003, options to purchase a total of 3,337,607 shares were outstanding under the 2000 Equity Incentive Plan and options to purchase 2,391,085 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning stock options granted to Named Executive Officers during 2002:

					Potential Realizable Value at
	Number of	Percentage of Total			Assumed Annual Rates of
	Securities	Options Granted to			Stock Price Appreciation
	Underlying Options	Employees in Year	Exercise Price Per		for Option Term
Name	Granted	2002	Share	Expiration Date	5%	10%

William D. Young	222,500	19.2%	$2.57	2-20-12	$359,618	$911,342
Nicholas S. Hellmann, MD	51,250	4.4%	$2.57	2-20-12	$82,833	$209,916
Christos J. Petropoulos, PhD	56,250	4.9%	$2.57	2-20-12	$90,914	$230,395
Karen J. Wilson	51,250	4.4%	$2.57	2-20-12	$82,833	$209,916
Kathy Hibbs	47,500	4.1%	$2.57	2-20-12	$76,772	$194,556

     The figures in the table above represent options granted under the 2000 Equity Incentive Plan. Options generally vest over a four-year period, 25% after one year and 2.083% per month thereafter. We granted options to purchase 1,288,924 shares of the Common Stock in 2002. The percentage of total options in the table above was calculated based on options to purchase an aggregate of 1,158,174 shares of the Common Stock granted to the Company’s employees in 2002. All options were granted at an exercise price equal to the fair value of the Common Stock on the date of grant.

     The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUES

     The following table sets forth information concerning option exercises during 2002 by, and the number and value of exercisable and unexercisable options held by, each of the Named Executive Officers as of December 31, 2002. The value of unexercised in-the-money options at December 31, 2002 represents an amount equal to the difference between the closing price of the Common Stock on December 31, 2002 of $1.33 per share and the option exercise price, multiplied by the number of unexercised in-the-money options. An option is in-the-money if the fair value of the underlying shares exceeds the exercise price of the options. The value realized upon exercise represents the difference between the price of the Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares exercised.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on		December 31, 2002		December 31, 2002
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William D. Young(1)	—	—	469,478	630,522	$—	$—
Nicholas S. Hellmann, MD	—	—	64,568	58,869	$—	$—
Christos J. Petropoulos, PhD	—	—	77,750	66,106	$5,175	$—
Karen J. Wilson	—	—	72,291	78,959	$—	$—
Kathy Hibbs	—	—	57,916	74,584	$—	$—

(1)	As of December 31, 2002, 307,292 of the shares subject to options held by William D. Young would, if exercised, be subject to a repurchase right in the Company’s favor that lapses over time as described in “— Employment and Severance Agreements — William D. Young.”

EMPLOYMENT AND SEVERANCE AGREEMENTS

William D. Young

     We have an agreement with William D. Young governing his employment as the Company’s Chief Executive Officer. Our employment agreement provides for an initial base salary of $300,000 per year, plus a yearly incentive bonus as part of the Company’s bonus program based on objectives established by the Board of Directors after consultation with Mr. Young, plus a yearly special bonus of between $50,000 and $100,000, grossed up for tax purposes. In addition, the agreement contains a non-solicitation agreement. Mr. Young recommended that his salary be reduced as part of the November 2002 business restructuring. The Compensation Committee of the Board of Directors determined, and Mr. Young agreed, that Mr. Young’s base salary would be reduced by $50,000 to $280,000 beginning in November 2002 and that no bonuses would be paid for services performed by Mr. Young during 2002 pursuant to this agreement.

     As required by the agreement, prior to the commencement of Mr. Young’s employment, we also granted him a stock bonus award of 150,000 fully vested shares of the Common Stock, in consideration of his past service as the Company’s Chairman of the Board prior to becoming the Company’s Chief Executive Officer. The agreement also provides for the following:

•	a cash bonus in the gross amount of $180,000, granted on January 15, 2000, and an additional cash bonus in the gross amount of $180,000, granted on April 15, 2000;

•	an incentive stock option under the Company’s 2000 Equity Incentive Plan covering 150,000 shares of the Common Stock, providing for vesting as to 30,000 shares on December 31, 1999 and as to an additional 2,500 shares at the end of each month thereafter;

•	a non-statutory stock option, granted outside of the Company’s 2000 Equity Incentive Plan, covering 250,000 shares of the Common Stock, providing for vesting as to 25% after the first year of employment and the remaining 75% in equal installments over the next three years; and

•	a non-statutory stock option, granted outside of the Company’s 2000 Equity Incentive Plan, covering 250,000 shares of the Common Stock. This option vests 100% after five years of employment, unless the Company undergoes a merger or acquisition where the per share valuation of the Common Stock is imputed to be more than $18.50, in which case 125,000 shares shall immediately vest.

     These options may be exercised prior to vesting, but any unvested portions acquired will be subject to a repurchase right by the Company that will expire gradually in accordance with the vesting schedule. Any of these options may be exercised either by cash or by delivery of a promissory note, and each of the options immediately becomes fully vested if, within one year of a change in the Company’s control or liquidation, Mr. Young is terminated without cause or resigns for good reason.

     Our agreement with Mr. Young specifies that Mr. Young’s employment is at-will. If we terminate his employment for any reason other than for cause, however, or if his employment is terminated as a result of death or permanent disability, we have also agreed to continue to pay him, or his estate, his base salary, at the level in effect at the time of termination, for an additional 12 months. Also, we have agreed that in any of these events the vesting of his options shall accelerate, either for an additional 12 months or, after he has been employed for more than two years, in full.

Executive Severance Agreements

     We have entered into severance agreements with each of our Named Executive Officers other than William D. Young. These severance agreements provide that if the executive is terminated without cause or constructively terminated within three months prior to or twenty-four months after a change in control then the executive will receive a one time cash severance payment equal to twelve months of the executive’s base salary plus an amount equal to the bonus that the executive received for the prior year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer (“CEO”), and the other executive officers of the Company based upon a mix of achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.

     The policies of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

     The Compensation Committee determines the salaries for executive officers based upon a review of salary surveys of other biotechnology companies. The Company contracts with an independent organization to conduct a survey. The survey includes data on executive base pay compensation, incentive or bonus pay and stock option grants of peer companies based on industry, size, and geographic location. The Compensation Committee reviews the data on an annual basis and makes recommendations based on this market data and the executive contribution toward the achievement of Company goals. When compared to both survey data points, the majority of the Company’s officers are paid at the lower end of the base salary range for commensurate positions. Management recommended that officers’ salaries be reduced as part of the November 2002 business restructuring. As a result, in 2002, salaries for executive officers of the Company were lower than in 2001, and salaries for executive officers of the Company in 2003 will also be lower than in 2002.

     In awarding stock options, the Compensation Committee considers performance and contribution to the Company’s corporate goals, officer retention, the number of unvested stock options and the total number of stock options to be awarded. The 2002 corporate goals were approved by the Compensation Committee and related to the achievement of certain revenue and profitability targets, the introduction of new products, further development of milestones related to the research pipeline and the submission of key publications. The Compensation Committee also reviews a stock option analysis conducted by a third party using a “present value of expected gain” model comparing the Company’s stock options to stock options of peer companies. In keeping with the above mentioned compensation philosophy, and the desire to link incentive pay more directly with the overall success of the Company, the executives’ stock option grants are slightly more than average when compared to survey data.

     Based on the previously mentioned surveys, bonuses are set at a competitive rate with other biotechnology companies. However, payment of bonuses is also expressly related to the attainment of the 2002 corporate goals, as described above. Among other things, these goals determine whether a bonus will be paid to all employees and the amount of funding available for the bonus pool. The corporate performance goals for bonuses selected by the Compensation Committee seek to balance the desire for immediate earnings and the longer term goal of enhancing stockholder value. The Compensation Committee reviewed the corporate performance goals for bonuses and determined that no bonus would be paid for 2002.

     In setting the annual salary, bonus and stock option awards for the CEO, the Compensation Committee uses the same procedures described above for the other executive officers. The CEO’s salary is determined based on comparisons with companies as described above. In awarding stock options, the Compensation Committee considers the CEO’s performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The CEO’s bonus is dependent on the Company achieving the corporate goals outlined above and the Compensation Committee’s evaluation of the CEO’s performance. In determining the CEO’s total compensation the Compensation Committee evaluates market data for similar positions and considers overall performance. Compared to other biotechnology companies surveyed, the CEO’s stock options are in the mid range and his salary and bonus are in the low range. This allocation is in line with attempting to reward more heavily with stock options than with base salary and bonus. Mr. Young recommended that his salary be reduced as part of the November 2002 business restructuring. As a result, in 2002, Mr. Young’s salary was lower than in 2001, and his salary in 2003 will also be lower than in 2002.

     Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

     The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

The Compensation Committee of the Board of Directors of ViroLogic, Inc.

William Jenkins, MD (Chair) David H. Persing, MD, PhD Cristina H. Kepner

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2002, the following individuals served as members of the Compensation Committee: William Jenkins, Cristina H. Kepner and David H. Persing. During that fiscal year, none of the Company’s executive officers served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

Performance Measurement Comparison*

     The following graph shows the total stockholder return of an investment of $100 in cash on May 2, 2000, the date of the Company’s initial public offering, for (i) the Common Stock, (ii) the NASDAQ Stock Market (U.S.) Index and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
AMONG VIROLOGIC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

		NASDAQ STOCK MARKET
	VIROLOGIC, INC.	(U.S.)	NASDAQ BIOTECHNOLOGY

5/2/00	100.00	100.00	100.00
12/31/00	130.36	63.68	113.82
12/31/01	41.43	51.65	95.11
12/31/02	19.00	35.79	62.83

CERTAIN TRANSACTIONS

Indemnity Agreements

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. We also intend to enter into these agreements with the Company’s future directors.

Stock Option Exercisability Restriction Agreements

     In November 2002, we entered into agreements with several of our executive officers, pursuant to which these officers agreed to forgo the exercisability of certain stock options held by them until the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 60,000,000 shares to 100,000,000 shares. The amendment was approved by the stockholders at a special meeting held on February 4, 2003, and as a result, the restrictions on exercisability of the options subject to the foregoing agreements were removed as of February 4, 2003.

DELIVERY OF THIS PROXY STATEMENT

     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

     This year, a number of brokers with account holders who are ViroLogic stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to ViroLogic, Inc., Investor Relations, 345 Oyster Point Boulevard, South San Francisco, California 94080 or contact Karen J. Wilson at (650) 635-1100.

     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

KATHY L. HIBBS Secretary

April 21, 2003

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF VIROLOGIC, INC.

PURPOSE AND POLICY

     The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Board of Directors (the “Board”) of ViroLogic, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting, financial reporting practices and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”) and the performance of the Company’s internal audit function. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

     The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company’s financial management and internal auditors.

COMPOSITION

     The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

     The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

     The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

     The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the oversight of the Auditors, including their appointment, compensation, retention and termination, and the resolution of disagreements between management and the Auditors regarding financial reporting. The Committee shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

     1.     To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

     2.     To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     3.     To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

     4.     To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

     5.     At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

     6.     To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

     7.     To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

     8.     To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

     9.     To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

     10.     To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

     11.     To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

     12.     To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

     13.     To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

     14.     To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

     15.     To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

     16.     To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

     17.     To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

     18.     To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

     19.     Periodically, to meet in separate sessions with the Auditors, the internal auditors and management to discuss any matters that the Committee, the Auditors, the internal auditors or management believe should be discussed privately with the Committee.

     20.     To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

     21.     To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     22.     To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

     23.     To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

     24.     To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

     25.     To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

     26.     To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     27.     To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors, the performance of the Company’s internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

     28.     To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

     It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

VIROLOGIC, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

     The undersigned hereby appoints William D. Young, Kathy L. Hibbs and Karen J. Wilson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ViroLogic, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 345 Oyster Point Boulevard, South San Francisco, California, 94080 on Wednesday, May 21, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed and Dated on the Reverse Side)

Please date, sign and mail your proxy card in the envelope provided as soon as possible!

Annual Meeting of Stockholders
VIROLOGIC, INC.
May 21, 2003

ê Please Detach and Mail in the Envelope Provided ê

Please mark your
☒	votes as in this
example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect one director to hold office until the 2006 Annual Meeting of Stockholders.

☐	FOR the nominee listed below.	☐	WITHHOLD AUTHORITY to vote for the nominee listed below.

Nominee: David H. Persing, MD, PhD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection by the Audit Committee of the Board of Directors of Ernst and Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.